EXHIBIT 99.1

            Itron Announces Record Second Quarter Results

    SPOKANE, Wash.--(BUSINESS WIRE)--July 26, 2006--Itron, Inc.
(NASDAQ:ITRI), today reported financial results for its second quarter ended June 30, 2006. Highlights of the results include:

    -- Record quarter and year-to-date revenues of $163.8 million and $319.4 million;

    -- Automated Meter Reading (AMR) unit shipments in 2006 up 40% for the quarter and 58% year-to-date over 2005;

    -- GAAP diluted EPS of 39 cents and 66 cents for the quarter and year-to-date in 2006 vs. 38 cents and 43 cents for the same periods in 2005;

    -- Pro forma diluted EPS of 62 cents for the quarter and $1.20 year-to-date, an increase of 48% and 60% over the same periods in 2005;

    -- Cash flow from operations of $56.8 million for the first six months of 2006, up from $36.6 million last year;

    -- New order bookings of $313 million year-to-date in 2006, up 6% over 2005.

    "We are excited about our results for both the quarter and six month periods," said LeRoy Nosbaum, Chairman and CEO. "Our operating groups' results are strong and once again we have achieved a record level of revenue and earnings, giving us confidence that our 2006 expectations are on track and that we are executing well on our business plans for the year. The economic drivers for Itron solutions remain strong and we are pleased with the level of industry-wide activity."
    Revenues for the second quarter of 2006 were $163.8 million, 21% higher than second quarter 2005 revenues of $135.1 million. Revenues for the six months ended June 30, 2006 were $319.4 million, which reflects a 27% increase over revenues of $251.6 million in the first six months of 2005. The increased revenues in 2006 were primarily due to higher shipments of Itron AMR technology.

    -- We shipped more than 2.3 million meters and modules with Itron AMR technology during the quarter compared with 1.7 million in the second quarter of 2005, a 40% increase. For the six month period ended June 30, 2006 we shipped over 4.7 million meters and modules with Itron AMR technology compared to 3.0 million during the same period last year, which reflects a 58% increase year over year.

    -- Meter Data Collection (MDC) segment revenues of $60.1 million in the quarter were down slightly from $62.2 million in the second quarter of 2005. Year-to-date 2006 MDC revenues of $121.9 million were 9% higher than the $111.9 million year-to-date in 2005. Lower volumes of stand alone electric AMR modules were offset by increased shipments of gas AMR modules in 2006. Sales of stand alone electric AMR modules have decreased in 2006 as customers are purchasing new Itron electricity meters with embedded AMR technology. Revenues for this embedded AMR technology are reflected in Electricity Metering revenue.

    -- Electricity Metering segment revenues were a record $88.5 million in the quarter compared with $60.6 million in the second quarter of 2005. For the six months ended June 30, Electricity Metering revenues were $168.8 million in 2006 compared with $114.7 million in 2005. The 46% and 47% respective increases in revenues were primarily driven by shipments of electricity meters with embedded AMR to Progress Energy. The Progress Energy contract, which calls for delivery of 2.7 million electricity meters with embedded AMR over approximately 15 months, was signed in the third quarter of 2005.

    -- Software revenues were $15.2 million during the second quarter or 24% higher than $12.3 million in the comparable quarter of 2005. For the six months ended June 30, 2006, Software revenues of $28.7 million were 15% higher than 2005 revenues of $25.0 million. Software revenues have increased in 2006 primarily due to increased software license sales for a broad mix of products.

    New order bookings for the quarter and year-to-date periods in 2006 were $107 million and $313 million, compared with $177 million and $294 million in 2005. Twelve month backlog, which represents the portion of backlog that will be earned over the next twelve months, was $225 million at June 30, 2006, compared with $151 million one year ago. Total backlog was $351 million at June 30, 2006, down 9% from the record backlog of $387 million at March 31, 2006, but up 44% from $243 million one year ago.
    Total company gross margins were 42% for the second quarter of 2006 and 2005 and 43% for the year-to-date periods in 2006 and 2005. Fluctuations in Hardware Solutions Operating Group gross margins in 2006, compared with 2005, were primarily due to changes in the mix of product sold and manufacturing volumes. Software Solutions gross margins increased in 2006, compared with 2005, due to a higher mix of software licenses.
    Pro forma operating income, which excludes intangible asset amortization expenses in both 2006 and 2005, restructuring charges in 2005 and SFAS 123(R) stock option compensation expense in 2006, was $27.1 million and $55.2 million, or 16.5% and 17.3% respectively of revenues for the three and six months ended June 30, 2006. Pro forma operating income in the second quarter and first six months of 2005 was $20.0 million and $35.9 million respectively, or 14.8% and 14.3% of revenues. The improved operating margin in 2006 reflects lower operating expenses as a percentage of revenues in almost all operating expense areas.
    GAAP net income was $10.2 million, or 39 cents per diluted share, for the current quarter, compared with net income of $9.3 million, or 38 cents per diluted share, for the second quarter of 2005. For the six months ended June 30, 2006, GAAP net income was $17.3 million, or 66 cents per diluted share, compared with $10.1 million, or 43 cents per diluted share for the same period in 2005. GAAP net income in the three and six month periods in 2005 included a $5.9 million tax benefit for additional research and development (R&D) credits for the years 1997 through 2004.
    On January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (SFAS 123 (R)), which requires the expensing of share-based compensation. Total stock-based compensation in the quarter and year to date periods was $2.1 million and $4.1 million respectively, of which $1.8 million and $3.6 million was due to the adoption of SFAS 123(R) for our stock options.
    Pro forma net income was $16.4 million, or 62 cents per diluted share, for the current quarter and $31.5 million, or $1.20 per diluted share, for the six months ended June 30, 2006, compared with $10.4 million, or 42 cents per diluted share, in the second quarter of 2005 and $17.6 million or 75 cents per diluted share for the six months ended June 30, 2005. Pro forma net income excludes intangible asset and debt fee amortization expenses in 2005 and 2006, restructuring charges and the benefit of R&D tax credits in 2005 and SFAS 123(R) stock option compensation expenses in 2006.
    During the first six months of 2006 we prepaid in full our variable-rate term loan and a variable-rate real estate term loan, which had balances at December 31, 2005 of $24.7 million and $14.8 million, respectively. Additionally we prepaid in full $3.2 million in project financing debt. Interest expense for the three and six months ended June 30, 2006 decreased $3.8 million and $2.6 million compared with the same periods in 2005 due to the lower debt levels in 2006.
    We generated $56.8 million of cash from operations during the first six months of 2006 compared with $36.6 million in 2005. Capital expenditures were $14.4 million in the first six months of 2006 compared with $5.3 million in the first six months of 2005. The increase this year is primarily related to an enterprise software upgrade and capital improvements associated with our new headquarters building.
    EBITDA (earnings before interest, income taxes, depreciation and amortization) was $28.8 million in the current quarter and $58.3 million in the first six months of 2006, compared with $23.9 million and $42.8 million in the comparable periods of 2005. Adjusted EBITDA, which excludes the effect of non-cash stock option compensation expense in 2006, was $30.6 million for the three months and $61.9 million for the six months ended June 30, 2006.

    Forward Looking Statements:

    This release contains forward-looking statements concerning our expectations about our operations, financial performance, sales, earnings and cash flow. These statements reflect our current plans and expectations and are based on information currently available. They rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for the Company's products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock based compensation and other factors which are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2005 on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

    Business Outlook:

    The outlook information provided below and elsewhere in this release is based on information available today and Itron assumes no obligation to update it. Our future performance involves risks and uncertainties.

    For the full year 2006, we expect:

    --  Revenues between $625 and $635 million.

    --  GAAP net income between $31 and $33 million.

    -- Pro forma net income between $59 and $61 million, excluding approximately $9 million of pre-tax stock option compensation expenses and approximately $34 million of pre-tax intangible asset and debt fee amortization expenses.

    -- Pro forma EPS between $2.25 and $2.30 per diluted share, which is based on an estimated 26.4 million in diluted shares.

    -- Adjusted EBITDA, which excludes $9 million of stock option compensation expenses, between $118 and $120 million.

    Use of Non-GAAP Financial Information:

    To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including pro forma operating income, pro forma net income and EPS, and EBITDA and Adjusted EBITDA. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of our core results and provides for consistency in our financial reporting. We provide these non-GAAP financial measures because we believe they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP financial measures are provided to enhance investors' overall understanding of our current financial performance and our future anticipated performance. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Finally, our non-GAAP financial measures may be different from those reported by other companies. Reconciliations between GAAP and non-GAAP financial measures are included in this press release.

    Earnings Conference Call:

    Itron will host a conference call to discuss the financial results contained in this release at 1:45 p.m. (PDT) on July 26, 2006. The call will be webcast in a listen only mode and can be accessed online at www.itron.com, "About Itron - Investor Events." The live webcast will begin at 1:45 p.m. (PDT). The webcast replay will begin shortly after the conclusion of the live call and will be available for two weeks. A telephone replay of the call will also be available approximately one hour after the conclusion of the live call, for 48 hours, and is accessible by dialing 888-203-1112 (Domestic) or 719-457-0820 (International), entering passcode #3682406.

    About Itron:

    Itron is a leading technology provider and critical source of knowledge to the global energy and water industries. Nearly 3,000 utilities worldwide rely on Itron technology to deliver the knowledge they require to optimize the delivery and use of energy and water. Itron delivers value to its clients by providing industry-leading solutions for electricity metering, meter data collection, energy information management, demand side management and response, load forecasting, analysis and consulting services, transmission and distribution system design and optimization, Web-based workforce automation, commercial and industrial customer care and residential energy management. To know more, start here: www.itron.com.

    Statements of operations, reconciliations between GAAP and non-GAAP results, segment information, balance sheets and cash flows follow.



                              ITRON, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS


(Unaudited, in thousands, except per share data)

                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                   2006      2005      2006      2005
                                --------  --------  --------  --------
Revenues
   Sales                       $151,977  $122,811  $294,911  $227,013
   Service                       11,833    12,312    24,452    24,580
                                --------  --------  --------  --------
      Total revenues            163,810   135,123   319,363   251,593

Cost of revenues
   Sales                         88,118    70,810   169,960   130,009
   Service                        6,660     7,574    13,597    13,847
                                --------  --------  --------  --------
      Total cost of revenues     94,778    78,384   183,557   143,856
                                --------  --------  --------  --------

Gross profit                     69,032    56,739   135,806   107,737
Operating expenses
   Sales and marketing           16,321    13,529    31,802    26,768
   Product development           14,920    11,414    27,790    23,328
   General and administrative    12,519    11,770    24,641    21,736
   Amortization of intangible
    assets                        7,612     9,715    14,925    19,431
   Restructurings                     -         -         -       390
                                --------  --------  --------  --------
      Total operating expenses   51,372    46,428    99,158    91,653
                                --------  --------  --------  --------
Operating income                 17,660    10,311    36,648    16,084
Other income (expense)
   Interest income                  360        94       722        98
   Interest expense              (2,585)   (6,385)   (8,331)  (10,952)
   Other income (expense), net     (241)      454      (689)      555
                                --------  --------  --------  --------
      Total other income
       (expense)                 (2,466)   (5,837)   (8,298)  (10,299)
                                --------  --------  --------  --------

Income before income taxes       15,194     4,474    28,350     5,785
Income tax (provision) benefit   (4,990)    4,839   (11,077)    4,345
                                --------  --------  --------  --------
Net income                     $ 10,204  $  9,313  $ 17,273  $ 10,130
                                --------  --------  --------  --------

Earnings per share
   Basic net income per share  $   0.40  $   0.41  $   0.68  $   0.46
                                --------  --------  --------  --------

   Diluted net income per
    share                      $   0.39  $   0.38  $   0.66  $   0.43
                                --------  --------  --------  --------

Weighted average number of
 shares outstanding
   Basic                         25,415    22,811    25,237    22,135
   Diluted                       26,360    24,416    26,216    23,677



                              ITRON, INC.
              RECONCILIATIONS BETWEEN GAAP AND PRO FORMA


(Unaudited, in  thousands, except per share data)

                                   Three Months Ended June 30, 2006
                                 -------------------------------------
                                   Reported   Pro Forma     Pro Forma
                                                Entries
                                 ----------- ------------- -----------

Revenues                         $  163,810  $      -      $  163,810
Cost of revenues                     94,778      (275)(a)      94,503
                                  ----------  --------      ----------
Gross profit                         69,032       275          69,307

Operating expenses                   51,372    (1,538)(a)      42,222
                                               (7,612)(b)

Operating income                     17,660     9,425          27,085

Other income (expense)               (2,466)      301 (d)      (2,165)
                                  ----------  --------      ----------

Income before income taxes           15,194     9,726          24,920
Income tax (provision) benefit       (4,990)   (3,552)(e)      (8,542)
                                  ----------  --------      ----------
Net income                       $   10,204  $  6,174      $   16,378
                                  ----------  --------      ----------

Earnings per share
   Basic net income per share    $     0.40                $     0.64
                                  ----------               -----------

   Diluted net income per share  $     0.39                $     0.62
                                  ----------               -----------

Weighted average number of
 shares outstanding
   Basic                             25,415                    25,415
   Diluted                           26,360                    26,360



                                    Three Months Ended June 30, 2005
                                  ------------------------------------
                                  Reported    Pro Forma     Pro Forma
                                                Entries
                                  ------------------------------------

Revenues                         $  135,123  $      -      $  135,123
Cost of revenues                     78,384         -          78,384
                                   ---------  ----------    ----------
Gross profit                         56,739         -          56,739

Operating expenses                   46,428    (9,715)(b)      36,713


Operating income                     10,311     9,715          20,026

Other income (expense)               (5,837)    2,302 (d)      (3,535)
                                   ---------  ----------    ----------

Income before income taxes            4,474    12,017          16,491
Income tax (provision) benefit        4,839   (10,975)(e)      (6,136)
                                   ---------  ----------    ----------
Net income                       $    9,313  $  1,042      $   10,355
                                   ---------  ----------    ----------

Earnings per share
   Basic net income per share    $     0.41                $     0.45
                                    --------                ----------

   Diluted net income per share  $     0.38                $     0.42
                                    --------                ----------

Weighted average number of
 shares outstanding
   Basic                             22,811                    22,811
   Diluted                           24,416                    24,416




                                    Six Months Ended June 30, 2006
                                 -------------------------------------
                                  Reported     Pro Forma    Pro Forma
                                                 Entries
                                 -------------------------------------

Revenues                         $  319,363   $     -      $  319,363
Cost of revenues                    183,557      (526)(a)     183,031
                                  ----------- ---------     ----------
Gross profit                        135,806       526         136,332

Operating expenses                   99,158    (3,101)(a)      81,132
                                              (14,925)(b)

Operating income                     36,648    18,552          55,200

Other income (expense)               (8,298)    3,036 (d)      (5,262)
                                  ----------- ---------     ----------

Income before income taxes           28,350    21,588          49,938
Income tax (provision) benefit      (11,077)   (7,400)(e)     (18,477)
                                  ----------- ---------     ----------
Net income                       $   17,273  $ 14,188      $   31,461
                                  ----------- ---------     ----------

Earnings per share
   Basic net income per share    $     0.68                $     1.25
                                  ----------               ----------

   Diluted net income per share  $     0.66                $     1.20
                                  ----------               ----------

Weighted average number of
 shares outstanding
   Basic                             25,237                   25,237
   Diluted                           26,216                   26,216


                                    Six Months Ended June 30, 2005
                                 -------------------------------------
                                  Reported     Pro Forma    Pro Forma
                                                 Entries
                                 -------------------------------------

Revenues                         $  251,593  $      -      $  251,593
Cost of revenues                    143,856         -         143,856
                                  ----------- ----------    ----------
Gross profit                        107,737         -         107,737

Operating expenses                   91,653   (19,431)(b)      71,832
                                                 (390)(c)

Operating income                     16,084    19,821          35,905

Other income (expense)              (10,299)    2,978 (d)      (7,321)
                                  ----------- ----------    ----------

Income before income taxes            5,785    22,799          28,584
Income tax (provision) benefit        4,345   (15,284)(e)     (10,939)
                                  ----------- ----------    ----------
Net income                       $   10,130  $  7,515      $   17,645
                                  ----------- ----------    ----------

Earnings per share
   Basic net income per share    $     0.46                $     0.80
                                  ----------               ----------

   Diluted net income per share  $     0.43                $     0.75
                                  ----------               ----------

Weighted average number of
 shares outstanding
   Basic                             22,135                    22,135
   Diluted                           23,677                    23,677


Pro Forma Adjustments
-----------------------------------------------------
(a) Non-cash stock option compensation expense.
(b) Amortization of intangible assets.
(c) Restructurings.
(d) Debt fee amortization.
(e) Income taxes associated with pro forma entries.



                              ITRON, INC.
                          SEGMENT INFORMATION

(Unaudited, in thousands)

                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                   2006      2005      2006      2005
                                --------  --------  --------  --------
Revenues
   Hardware Solutions
        Meter Data Collection  $ 60,110  $ 62,192  $121,861  $111,868
        Electricity Metering     88,467    60,622   168,845   114,728
                                --------  --------  --------  --------
   Total Hardware Solutions     148,577   122,814   290,706   226,596
   Software Solutions            15,233    12,309    28,657    24,997
                                --------  --------  --------  --------
        Total Company          $163,810  $135,123  $319,363  $251,593
                                --------  --------  --------  --------


Gross profit
   Hardware Solutions
        Meter Data Collection  $ 25,464  $ 27,288  $ 54,167  $ 48,332
        Electricity Metering     37,017    24,710    68,926    48,987
                                --------  --------  --------  --------
   Total Hardware Solutions      62,481    51,998   123,093    97,319
   Software Solutions             6,551     4,741    12,713    10,418
                                --------  --------  --------  --------
        Total Company          $ 69,032  $ 56,739  $135,806  $107,737
                                --------  --------  --------  --------


Operating income (loss)
   Hardware Solutions
        Meter Data Collection  $ 19,658  $ 21,917  $ 42,791  $ 37,945
        Electricity Metering     33,199    20,437    61,774    40,326
        Other unallocated costs  (9,706)   (6,184)  (18,433)  (12,205)
                                --------  --------  --------  --------
   Total Hardware Solutions      43,151    36,170    86,132    66,066
   Software Solutions            (3,335)   (2,922)   (5,824)   (5,574)
   Corporate unallocated        (22,156)  (22,937)  (43,660)  (44,408)
                                --------  --------  --------  --------
        Total Company          $ 17,660  $ 10,311  $ 36,648  $ 16,084
                                --------  --------  --------  --------



                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                   2006      2005      2006      2005
                                --------  --------  --------  --------
Supplemental Information               (Units in thousands)
Unit Shipments by Segment
   Meter Data Collection
        AMR standalone modules    1,000     1,125     2,075     1,900
        Licensed AMR (other
         vendors' meters)            50       125       175       300

   Electricity Metering
        Total meters              1,850     1,125     3,575     2,200
        With Itron AMR            1,300       425     2,500       800
        With other AMR              225       225       375       425

(1)Total units with Itron AMR     2,350     1,675     4,750     3,000
   Growth in total Itron AMR
    shipments                       40%                 58%



(1)Includes Itron AMR standalone modules, Itron meters with Itron
AMR and other vendors' electronic electricity meters with Itron AMR.



                              ITRON, INC.
                      CONSOLIDATED BALANCE SHEETS


(Unaudited, in thousands)                       June 30, December 31,
                                                   2006         2005
                                              ----------   ----------
                      ASSETS
Current assets
Cash and cash equivalents                    $   46,587   $   33,638
Accounts receivable, net                         89,046      104,428
Inventories                                      59,979       49,456
Deferred income taxes, net                       20,627       23,194
Other                                            23,598       10,941
                                              ----------   ----------
     Total current assets                       239,837      221,657

Property, plant and equipment, net               75,475       77,623
Intangible assets, net                          118,161      123,293
Goodwill                                        119,504      116,032
Deferred income taxes, net                       52,330       48,955
Other                                             8,664       11,324
                                              ----------   ----------
     Total assets                            $  613,971   $  598,884
                                              ----------   ----------

       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses        $   49,418   $   46,215
Wages and benefits payable                       20,058       23,732
Current portion of debt                               -        4,376
Current portion of warranty                       7,927        8,497
Unearned revenue                                 26,376       22,758
                                              ----------   ----------
     Total current liabilities                  103,779      105,578

Long-term debt                                  124,274      160,186
Project financing debt                                -        2,367
Warranty                                          9,027        6,779
Contingent purchase price                         5,882            -
Other obligations                                 7,927        6,440
                                              ----------   ----------
     Total liabilities                          250,889      281,350

Shareholders' equity
Preferred stock                                       -            -
Common stock                                    339,640      312,046
Accumulated other comprehensive income, net       1,552          871
Retained earnings                                21,890        4,617
                                              ----------   ----------
     Total shareholders' equity                 363,082      317,534
                                              ----------   ----------
     Total liabilities and shareholders'
      equity                                 $  613,971   $  598,884
                                              ----------   ----------



                              ITRON, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS


(Unaudited, in thousands)                          Six Months Ended
                                                        June 30,
                                                  --------------------
                                                      2006       2005
                                                  --------  ---------
Operating activities
    Net income                                    $ 17,273  $  10,130
    Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation and amortization               22,291     26,124
        Employee stock plans income tax benefits    11,686      7,047
        Excess tax benefits from stock-based
         compensation                               (8,371)         -
        Stock-based compensation                     4,096        220
        Amortization of prepaid debt fees            3,155      3,048
        Deferred income taxes, net                    (953)   (12,380)
        Other, net                                     435        828
Changes in operating assets and liabilities, net
 of acquisitions:
    Accounts receivable                             18,038      4,324
    Inventories                                     (9,575)      (892)
    Accounts payable and accrued expenses            1,142      2,179
    Wages and benefits payable                      (3,623)     2,696
    Unearned revenue                                 4,230     (4,110)
    Warranty                                         1,678       (181)
    Other long-term obligations                       (181)      (644)
    Other, net                                      (4,550)    (1,800)
                                                   --------  ---------
        Net cash provided by operating activities   56,771     36,589

Investing activities
    Acquisition of property, plant and equipment   (14,420)    (5,276)
    Proceeds from the sale of property, plant and
     equipment                                         109      2,642
    Proceeds from the sale of an investment in
     affiliate                                       1,000          -
    Business acquisitions, net of cash and cash
     equivalents acquired                           (7,778)         -
    Other, net                                         335        478
                                                   --------  ---------
        Net cash used in investing activities      (20,754)    (2,156)

Financing activities
    Payments on debt                               (42,703)  (108,178)
    Issuance of common stock                        11,326     72,318
    Excess tax benefits from stock-based
     compensation                                    8,371          -
    Prepaid debt fees                                  (62)      (267)
    Other, net                                           -         28
                                                   --------  ---------
        Net cash used in financing activities      (23,068)   (36,099)

Increase (decrease) in cash and cash equivalents    12,949     (1,666)
Cash and cash equivalents at beginning of period    33,638     11,624
                                                   --------  ---------
Cash and cash equivalents at end of period        $ 46,587  $   9,958
                                                   --------  ---------

Non-cash transactions:
    Fixed assets purchased but not yet paid       $  3,103  $       -




                              ITRON, INC.
  RECONCILIATIONS BETWEEN GAAP NET INCOME, EBITDA AND ADJUSTED EBITDA


(Unaudited, in thousands)
                                     Three Months    Six Months Ended
                                     Ended June 30,       June 30,
                                   ----------------- -----------------
                                      2006     2005     2006     2005
                                    -------  -------  -------  -------

GAAP net income                    $10,204  $ 9,313  $17,273  $10,130

Adjustments to GAAP net income
  Interest income                     (360)     (94)    (722)     (98)
  Interest expense                   2,585    6,385    8,331   10,952
  Income tax provision (benefit)     4,990   (4,839)  11,077   (4,345)
  Depreciation and amortization     11,353   13,144   22,291   26,124
                                    -------  -------  -------  -------
     Total adjustments              18,568   14,596   40,977   32,633

EBITDA                             $28,772  $23,909  $58,250  $42,763
                                    -------  -------  -------  -------

Non-cash stock option compensation
 expense                             1,813        -    3,627        -

                                   -------- ------- -------- -------
ADJUSTED EBITDA                    $30,585  $23,909  $61,877  $42,763
                                    -------  -------  -------  -------


    CONTACT: Itron, Inc.
             Deloris Duquette, 509-891-3523
             deloris.duquette@itron.com